Rule 424(b)(3)
File No. 33-10882

Exhibit A to Deposit Agreement
EFFECTIVE JULY 7, 2003, THE PAR
VALUE HAS CHANGED FROM 13.75
PENCE EACH TO 15 & 5/7 PENCE
EACH
No.______________________________
AMERICAN DEPOSITARY
SHARES
(Each American Depositary Share
represents the rights to receive two
(2) deposited Shares)
THE BANK OF NEW YORK
AMERICAN DEPOSITARY
RECEIPT
FOR ORDINARY SHARES OF THE
PAR VALUE OF 15 & 5/7 PENCE
EACH OF
KINGFISHER PLC
(INCORPORATED UNDER THE
LAWS OF ENGLAND)
The Bank of New York as
depositary (hereinafter called the
"Depositary"), hereby certifies that
_________________________________
___________________________, or
registered assigns IS THE OWNER
OF AMERICAN DEPOSITARY
SHARES
representing deposited Ordinary Shares
(herein called "Shares") of Kingfisher
plc, incorporated under the laws of the
United Kingdom (herein called the
"Company").  At the date hereof, each
American Depositary Share represents
the rights to receive two (2) Shares
which are either deposited or subject to
deposit under the deposit agreement at
the London office of The Bank of New
York (herein called the "Custodian").
The Depositary's Corporate Trust Office
is located at a different address than its
principal executive office.  Its Corporate
Trust Office is located at 101 Barclay
Street, New York, N.Y. 10286, and its
principal executive office is located at
One Wall Street, New York, N.Y. 10286.
THE DEPOSITARY'S CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW
YORK, N.Y.  10286



1.	THE DEPOSIT
AGREEMENT.
This American Depositary
Receipt is one of an issue (herein called
"Receipts"), all issued and to be issued
upon the terms and conditions set forth
in the deposit agreement, dated as of
December 5, 1986, as amended and
restated as of March 8, 1999, (herein
called the "Deposit Agreement"), by and
among the Company, Kingfisher plc, the
Depositary, and all Owners and holders
from time to time of Receipts issued
thereunder, each of whom by accepting a
Receipt agrees to become a party thereto
and become bound by all the terms and
conditions thereof.  The Deposit
Agreement sets forth the rights of
Owners and holders of the Receipts and
the rights and duties of the Depositary in
respect of the Shares deposited
thereunder and any and all other
securities, property and cash from time
to time received in respect of such
Shares and held thereunder (such Shares,
securities, property, and cash are herein
called "Deposited Securities").  Copies
of the Deposit Agreement are on file at
the Depositary's Corporate Trust Office
in New York City and at the office of the
Custodian.
The statements made on the face
and reverse of this Receipt are
summaries of certain provisions of the
Deposit Agreement and are qualified by
and subject to the detailed provisions of
the Deposit Agreement, to which
reference is hereby made. Capitalized
terms not defined herein shall have the
meanings set forth in the Deposit
Agreement.
2.	SURRENDER OF RECEIPTS
AND WITHDRAWAL OF SHARES.
Upon surrender at the Corporate
Trust Office of the Depositary of this
Receipt, and upon payment of the fee of
the Depositary provided in this Receipt,
and subject to the terms and conditions
of the Deposit Agreement, the Owner
hereof is entitled to delivery, to him or
upon his order, of the amount of
Deposited Securities at the time
represented by the American Depositary
Shares for which this Receipt is issued.
Delivery of such Deposited Securities
may be made by the delivery of (a)
certificates in the name of the Owner
hereof or as ordered by him or by
certificates properly endorsed or
accompanied by proper instruments of
transfer to such Owner or as ordered by
him and (b) any other securities, property
and cash to which such Owner is then
entitled in respect of this Receipt to such
Owner or as ordered by him.  Such
delivery will be made at the option of the
Owner hereof, either at the office of the
Custodian or at the Corporate Trust
Office of the Depositary, provided that
the forwarding of certificates for Shares
or other Deposited Securities for such
delivery at the Corporate Trust Office of
the Depositary shall be at the risk and
expense of the Owner hereof.
Notwithstanding any other provision of
the Deposit Agreement or this Receipt,
the surrender of outstanding Receipts
and withdrawal of Deposited Securities
may be suspended only for (i) temporary
delays caused by closing the transfer
books of the Depositary or the Company
or the deposit of Shares in connection
with voting at a shareholders' meeting, or
the payment of dividends, (ii) the
payment of fees, taxes and similar
charges, and (iii) compliance with any
U.S. or foreign laws or governmental
regulations relating to the Receipts or to
the withdrawal of the Deposited
Securities.
3.	TRANSFERS, SPLIT-UPS,
AND COMBINATIONS OF
RECEIPTS.
The transfer of this Receipt is
registrable on the books of the
Depositary at its Corporate Trust Office
by the Owner hereof in person or by a
duly authorized attorney, upon surrender
of this Receipt properly endorsed for
transfer or accompanied by proper
instruments of transfer and funds
sufficient to pay any applicable transfer
taxes and the expenses of the Depositary
and upon compliance with such
regulations, if any, as the Depositary
may establish for such purpose.  This
Receipt may be split into other such
Receipts, or may be combined with other
such Receipts into one Receipt,
evidencing the same aggregate number
of American Depositary Shares as the
Receipt or Receipts surrendered.  As a
condition precedent to the execution and
delivery, registration of transfer, split-up,
combination, or surrender of any Receipt
or withdrawal of any Deposited
Securities, the Depositary, the Custodian,
or Registrar may require payment from
the depositor of Shares or the presentor
of the Receipt of a sum sufficient to
reimburse it for any tax or other
governmental charge and any stock
transfer or registration fee with respect
thereto (including any such tax or charge
and fee with respect to Shares being
deposited or withdrawn) and payment of
any applicable fees as provided in this
Receipt, may require the production of
proof satisfactory to it as to the identity
and genuineness of any signature and
may also require compliance with any
regulations the Depositary may establish
consistent with the provisions of the
Deposit Agreement or this Receipt.
The delivery of Receipts against
deposits of Shares generally or against
deposits of particular Shares may be
suspended, or the transfer of Receipts in
particular instances may be refused, or
the registration of transfer of outstanding
Receipts generally may be suspended,
during any period when the transfer
books of the Depositary are closed, or if
any such action is deemed necessary or
advisable by the Depositary or the
Company at any time or from time to
time because of any requirement of law
or of any government or governmental
body or commission, or under any
provision of the Deposit Agreement or
this Receipt, or for any other reason,
subject to Article (22) hereof.  Without
limitation of the foregoing, the
Depositary shall not knowingly accept
for deposit under the Deposit Agreement
any Shares required to be registered
under the provisions of the Securities Act
of 1933, unless a registration statement is
in effect as to such Shares and the
Depositary may refuse to accept for such
deposit any Shares identified by the
Issuer in order to facilitate the Issuer's
compliance with securities laws in the
United States.
4.	LIABILITY OF OWNER FOR
TAXES.
If any tax or other governmental
charge shall become payable by or on
behalf of the Custodian or the Depositary
with respect to any Receipt or any
Deposited Securities represented hereby,
such tax or other governmental charge
shall be payable by the Owner hereof to
the Depositary.  The Depositary may
refuse to effect any transfer of this
Receipt or any withdrawal of Deposited
Securities represented by American
Depositary Shares evidenced by such
Receipt until such payment is made, and
may withhold any dividends or other
distributions, or may sell for the account
of the Owner hereof any part or all of the
Deposited Securities represented by the
American Depositary Shares evidenced
by this Receipt, and may apply such
dividends or other distributions or the
proceeds of any such sale in payment of
such tax or other governmental charge
and the Owner hereof shall remain liable
for any deficiency.
5.	WARRANTIES OF
DEPOSITORS.
Every person depositing Shares
under the Deposit Agreement shall be
deemed thereby to represent and warrant
that such Shares and each certificate
therefore are validly issued, fully paid,
nonassessable, and free of any
pre-emptive rights of the holders of
outstanding Shares and that the person
making such deposit is duly authorized
so to do.  Every such person shall also be
deemed to represent that the deposit of
such Shares and the sale of Receipts
evidencing American Depositary Shares
representing such Shares by that person
are not restricted from resale under the
Securities Act of 1933.  Such
representations and warranties shall
survive the deposit of Shares and
issuance of Receipts.
6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
Any person presenting Shares for
deposit or any Owner of a Receipt may
be required from time to time to file with
the Depositary or the Custodian such
proof of citizenship or residence,
exchange control approval, or such
information relating to the registration on
the books of the Company or the Foreign
Registrar, if applicable, to execute such
certificates and to make such
representations and warranties, as the
Depositary may deem necessary or
proper.  The Depositary may withhold
the delivery or registration of transfer of
any Receipt or the distribution of any
dividend or sale or distribution of rights
or of the proceeds thereof or the delivery
of any Deposited Securities until such
proof or other information is filed or
such certificates are executed or such
representations and warranties made.  No
Share shall be accepted for deposit
unless accompanied by evidence
satisfactory to the Depositary that any
necessary approval has been granted by
any governmental body in the United
Kingdom, which is then performing the
function of the regulation of currency
exchange.
7.	CHARGES OF
DEPOSITARY.
The Company agrees to pay the
fees, reasonable expenses and out-of-
pocket charges of the Depositary and
those of any Registrar only in accordance
with agreements in writing entered into
between the Depositary and the
Company from time to time.  The
Depositary shall present its statement for
such charges and expenses to the
Company once every three months.  The
charges and expenses of the Custodian
are for the sole account of the
Depositary.
The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom
Receipts are issued (including, without
limitation, issuance pursuant to a stock
dividend or stock split declared by the
Company or an exchange of stock
regarding the Receipts or Deposited
Securities or a distribution of Receipts
pursuant to Section 4.3 of the Deposit
Agreement), whichever applicable: (1)
taxes and other governmental charges,
(2) such registration fees as may from
time to time be in effect for the
registration of transfers of Shares
generally on the Share register of the
Company or Foreign Registrar and
applicable to transfers of Shares to the
name of the Depositary or its nominee or
the Custodian or its nominee on the
making of deposits or withdrawals under
the Deposit Agreement, (3) such cable,
telex and facsimile transmission
expenses as are expressly provided in the
Deposit Agreement, (4) such expenses as
are incurred by the Depositary in the
conversion of foreign currency pursuant
to Section 4.5 of the Deposit Agreement,
(5) a fee of $5.00 or less per 100
American Depositary Shares (or portion
thereof) for the execution and delivery of
Receipts pursuant to Section 2.3, 4.3 or
4.4, and the surrender of Receipts
pursuant to Section 2.5 or 6.2 of the
Deposit Agreement, (6) a fee of $.02 or
less per American Depositary Share (or
portion thereof) for any cash distribution
made pursuant to the Deposit Agreement
including, but not limited to Sections 4.1
through 4.4 thereof, (7) a fee of $1.50 or
less per certificate for a Receipt or
Receipts for transfers made pursuant to
Section 2.4 of the Deposit Agreement
and (8) a fee for the distribution of
securities pursuant to Section 4.2 of the
Deposit Agreement, such fee being in an
amount equal to the fee for the execution
and delivery of American Depositary
Shares referred to above which would
have been charged as a result of the
deposit of such securities (for purposes
of this clause (8) treating all such
securities as if they were Shares), but
which securities are instead distributed
by the Depositary to Owners.
The Depositary, subject to Article
(8) hereof, may own and deal in any
class of securities of the Company and
its affiliates and in Receipts.
8.	LOANS AND PRE-RELEASE
OF SHARES AND RECEIPTS.
Notwithstanding Section 2.3 of
the Deposit Agreement, the Depositary
may execute and deliver Receipts prior
to the receipt of Shares pursuant to
Section 2.2 of the Deposit Agreement
("Pre-Release").  The Depositary may,
pursuant to Section 2.5 of the Deposit
Agreement, deliver Shares upon the
receipt and cancellation of Receipts,
which have been Pre-Released, whether
or not such cancellation is prior to the
termination of such Pre-Release or the
Depositary knows that such Receipt has
been Pre-Released.  The Depositary may
receive Receipts in lieu of Shares in
satisfactory of a Pre-Release.  Each Pre-
Release will be (a) preceded or
accompanied by a written representation
from the person to whom Receipts are to
be delivered that such person, or its
customer, owns the Shares or Receipts to
be remitted, as the case may be, (b) at all
times fully collateralized with cash or
such other collateral as the Depositary
deems appropriate, (c) terminable by the
Depositary on not more than five (5)
business days notice, and (d) subject to
such further indemnities and credit
regulations as the Depositary deems
appropriate.  The number of American
Depositary Shares which are outstanding
at any time as a result of Pre-Releases
will not normally exceed thirty percent
(30%) of the Shares deposited under the
Deposit Agreement; provided, however,
that the Depositary reserves the right to
change or disregard such limit from time
to time as it deems appropriate.
The Depositary may retain for its
own account any compensation received
by it in connection with the foregoing.
9.	TITLE TO RECEIPTS.
It is a condition of this Receipt
and every successive holder and Owner
of this Receipt by accepting or holding
the same consents and agrees, that title to
this Receipt when properly endorsed or
accompanied by proper instruments of
transfer, is transferable by delivery with
the same effect as in the case of a
negotiable instrument; provided,
however, that the Depositary,
notwithstanding any notice to the
contrary, may treat the person in whose
name this Receipt is registered on the
books of the Depositary as the absolute
Owner hereof for the purpose of
determining the person entitled to
distribution of dividends or other
distributions or to any notice provided
for in the Deposit Agreement and for all
other purposes.
10.	VALIDITY OF RECEIPT.
This Receipt shall not be entitled
to any benefits under the Deposit
Agreement or be valid or obligatory for
any purpose, unless this Receipt shall
have been executed by the Depositary by
the manual or facsimile signature of a
duly authorized signatory of the
Depositary and, if a Registrar for the
Receipts shall have been appointed,
countersigned by the manual or facsimile
signature of a duly authorized officer of
the Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
The Company currently furnishes
the Securities and Exchange Commission
(hereinafter called the "Commission")
with certain public reports and
documents required by foreign law or
otherwise under Rule 12g3-2(b) under
the Securities Exchange Act of 1934.
Such reports and communications
will be available for inspection and
copying at the public reference facilities
maintained by the Commission located at
450 Fifth Street, N.W., Washington,
D.C. 20549.
The Depositary will make
available for inspection by Owners of
Receipts at its Corporate Trust Office
any reports and communications,
including any proxy soliciting material,
received from the Company which are
both (a) received by the Depositary as
the holder of the Deposited Securities
and (b) made generally available to the
holders of such Deposited Securities by
the Company.  The Depositary will also,
upon written request, send to the Owners
of Receipts copies of such reports
furnished by the Company pursuant to
the Deposit Agreement.
The Depositary will keep books
for the registration of Receipts and
transfers of Receipts which at all
reasonable times shall be open for
inspection by the Owners of Receipts,
provided that such inspection shall not be
for the purpose of communicating with
Owners of Receipts in the interest of a
business or object other than the business
of the Company or a matter related to the
Deposit Agreement or the Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
Whenever the Depositary
receives any cash dividend or other cash
distribution on any Deposited Securities,
the Depositary will, if at the time of
receipt thereof any amounts received in a
foreign currency can in the judgment of
the Depositary be converted on a
reasonable basis into United States
Dollars transferable to the United States,
and subject to the Deposit Agreement,
convert such dividend or distribution into
dollars and will distribute the amount
thus received to the Owners of Receipts
entitled thereto, provided, however, that
in the event that the Company or the
Depositary is required to withhold and
does withhold from such cash dividend
or such other cash distribution in respect
of any Deposited Securities an amount
on account of taxes, the amount
distributed to the Owners of the Receipts
evidencing American Depositary Shares
representing such Deposited Securities
shall be reduced accordingly.
Subject to the provisions of
Section 4.11 and 5.9 of the Deposit
Agreement, whenever the Depositary
receives any distribution other than a
distribution described in Sections 4.1, 4.3
or 4.4 of the Deposit Agreement, the
Depositary will cause the securities or
property received by it to be distributed
to the Owners of Receipts entitled
thereto, in any manner that the
Depositary may deem equitable and
practicable for accomplishing such
distribution; provided, however, that if in
the opinion of the Depositary such
distribution cannot be made
proportionately among the Owners of
Receipts entitled thereto, or if for any
other reason the Depositary deems such
distribution not to be feasible, the
Depositary may adopt such method as it
may deem equitable and practicable for
the purpose of effecting such
distribution, including, but not limited to,
the public or private sale of the securities
or property thus received, or any part
thereof, and the net proceeds of any such
sale (net of the fees of the Depositary as
provided in Section 5.9 of the Deposit
Agreement) shall be distributed by the
Depositary to the Owners of Receipts
entitled thereto as in the case of a
distribution received in cash.
If any distribution upon any
Deposited Securities consists of a
dividend in, or free distribution of,
Shares, the Depositary may, and shall if
the Company shall so request, distribute
to the Owners of outstanding Receipts
entitled thereto, additional Receipts
evidencing an aggregate number of
American Depositary Shares
representing the amount of Shares
received as such dividend or free
distribution, subject to the terms and
conditions of the Deposit Agreement
with respect to the deposit of Shares and
the issuance of American Depositary
Shares evidenced by Receipts, including
the withholding of any tax or other
governmental charge as provided in
Section 4.11 of the Deposit Agreement
and the payment of the fees of the
Depositary as provided in Section 5.9 of
the Deposit Agreement.  In lieu of
delivering Receipts for fractional
American Depositary Shares in any such
case, the Depositary will sell the amount
of Shares represented by the aggregate of
such fractions and distribute the net
proceeds, all in the manner and subject to
the conditions set forth in the Deposit
Agreement.  If additional Receipts are
not so distributed, each American
Depositary Share shall thenceforth also
represent the additional Shares
distributed upon the Deposited Securities
represented thereby.
In connection with any
distribution to Owners, the Company
will remit to the appropriate
governmental authority or agency all
amounts (if any) required to be withheld
by the Company and owing to such
authority or agency by the Company; and
the Depositary and the Custodian will
remit to the appropriate governmental
authority or agency all amounts (if any)
required to be withheld and owning to
such authority or agency by the
Depositary or the Custodian.  The
Depositary will forward to the Company
such information from its records as the
Company may reasonably request to
enable the Company to file necessary
reports with governmental authorities or
agencies, and either the Company or the
Depositary may file any such reports
necessary to obtain benefits under any
applicable tax treaties for Owners.  In the
event that the Depositary determines that
any distribution in property (including
Shares and rights to subscribe therefore)
is subject to any tax or other
governmental charge which the
Depositary is obligated to withhold, the
Depositary may by public or private sale
dispose of all or a portion of such
property (including Shares and rights to
subscribe therefore) in such amounts and
in such manner as the Depositary deems
necessary and practicable to pay any
such taxes or charges and the Depositary
shall distribute the net proceeds of any
such sale after deduction of such taxes or
charges to the Owners of Receipts
entitled thereto.
13.	CONVERSION OF FOREIGN
CURRENCY.
Whenever the Depositary shall
receive foreign currency, by way of
dividends or other distributions or the net
proceeds from the sale of securities,
property or rights, and if at the time of
the receipt thereof the foreign currency
so received can in the judgment of the
Depositary be converted on a reasonable
basis into Dollars and the resulting
Dollars transferred to the United States,
the Depositary shall convert or cause to
be converted, by sale or in any other
manner that it may determine, such
foreign currency into Dollars, and such
Dollars shall be distributed to the
Owners entitled thereto or, if the
Depositary shall have distributed any
warrants or other instruments which
entitle the holders thereof to such
Dollars, then to the holders of such
warrants and/or instruments upon
surrender thereof for cancellation.  Such
distribution may be made upon an
averaged or other practicable basis
without regard to any distinctions among
Owners on account of exchange
restrictions, the date of delivery of any
Receipt or otherwise and shall be net of
any expenses of conversion into Dollars
incurred by the Depositary as provided in
Section 5.9 of the Deposit Agreement.
If such conversion or distribution
can be effected only with the approval or
license of any government or agency
thereof, the Depositary shall file such
application for approval or license, if
any, as it may deem desirable.
If at any time the Depositary shall
determine that in its judgment any
foreign currency received by the
Depositary is not convertible on a
reasonable basis into Dollars transferable
to the United States, or if any approval or
license of any government or agency
thereof which is required for such
conversion is denied or in the opinion of
the Depositary is not obtainable, or if any
such approval or license is not obtained
within a reasonable period as determined
by the Depositary, the Depositary may
distribute the foreign currency (or an
appropriate document evidencing the
right to receive such foreign currency)
received by the Depositary to, or in its
discretion may hold such foreign
currency uninvested and without liability
for interest thereon for the respective
accounts of, the Owners entitled to
receive the same.
If any such conversion of foreign
currency, in whole or in part, cannot be
effected for distribution to some of the
Owners entitled thereto, the Depositary
may in its discretion make such
conversion and distribution in Dollars to
the extent permissible to the Owners
entitled thereto and may distribute the
balance of the foreign currency received
by the Depositary to, or hold such
balance uninvested and without liability
for interest thereon for the respective
accounts of, the Owners entitled thereto.
14.	RIGHTS.
In the event that the Company
shall offer or cause to be offered to the
holders of any Deposited Securities any
rights to subscribe for additional Shares
or any rights of any other nature, the
Depositary shall have discretion as to the
procedure to be followed in making such
rights available to any Owners or in
disposing of such rights on behalf of any
Owners and making the net proceeds
available to such Owners or, if by the
terms of such rights offering or for any
other reason, the Depositary may not
either make such rights available to any
Owners or dispose of such rights and
make the net proceeds available to such
Owners, then the Depositary shall allow
the rights to lapse.  If at the time of the
offering of any rights the Depositary
determines in its discretion that it is
lawful and feasible to make such rights
available to all Owners or to certain
Owners but not to other Owners, the
Depositary may distribute, to any Owner
to whom it determines the distribution to
be lawful and feasible, in proportion to
the number of American Depositary
Shares held by such Owner, warrants or
other instruments therefor in such form
as it deems appropriate.
In circumstances in which rights
would otherwise not be distributed, if an
Owner of Receipts requests the
distribution of warrants or other
instruments in order to exercise the rights
allocable to the American Depositary
Shares of such Owner under the Deposit
Agreement, the Depositary will make
such rights available to such Owner upon
written notice from the Company to the
Depositary that (a) the Company has
elected in its sole discretion to permit
such rights to be exercised and (b) such
Owner has executed such documents as
the Company has determined in its sole
discretion are reasonably required under
applicable law.
If the Depositary has distributed
warrants or other instruments for rights
to all or certain Owners, then upon
instruction from such an Owner pursuant
to such warrants or other instruments to
the Depositary from such Owner to
exercise such rights, upon payment by
such Owner to the Depositary for the
account of such Owner of an amount
equal to the purchase price of the Shares
to be received upon the exercise of the
rights, and upon payment of the fees of
the Depositary and any other charges as
set forth in such warrants or other
instruments, the Depositary shall, on
behalf of such Owner, exercise the rights
and purchase the Shares, and the
Company shall cause the Shares so
purchased to be delivered to the
Depositary on behalf of such Owner.  As
agent for such Owner, the Depositary
will cause the Shares so purchased to be
deposited pursuant to Section 2.2 of the
Deposit Agreement, and shall, pursuant
to Section 2.3 of the Deposit Agreement,
execute and deliver Receipts to such
Owner.  In the case of a distribution
pursuant to the second paragraph of this
Article, such Receipts shall be legended
in accordance with applicable U.S. laws,
and shall be subject to the appropriate
restrictions on sale, deposit, cancellation
and transfer under such laws.
If the Depositary determines in
its discretion that it is not lawful and
feasible to make such rights available to
all or certain Owners, it may sell the
rights, warrants or other instruments in
proportion to the number of American
Depositary Shares held by the Owners to
whom it has determined it may not
lawfully or feasibly make such rights
available, and allocate the net proceeds
of such sales (net of the fees of the
Depositary as provided in Section 5.9 of
the Deposit Agreement and all taxes and
governmental charges payable in
connection with such rights and subject
to the terms and conditions of the
Deposit Agreement) for the account of
such Owners otherwise entitled to such
rights, warrants or other instruments,
upon an averaged or other practical basis
without regard to any distinctions among
such Owners because of exchange
restrictions or the date of delivery of any
Receipt or otherwise.
The Depositary will not offer
rights to Owners unless both the rights
and the securities to which such rights
relate are either exempt from registration
under the Securities Act of 1933 with
respect to a distribution to Owners or are
registered under the provisions of such
Act provided that nothing in the Deposit
Agreement shall impose any obligation
on the Company to file any registration
statement or to prove that any
registration statement is in effect under
the Securities Act of 1933.  If an Owner
of Receipts requests distribution of
warrants or other instruments,
notwithstanding that there has been no
such registration under such Act, the
Depositary shall not effect such
distribution unless it has received an
opinion from recognized counsel in the
United States for the Company upon
which the Depositary may rely that such
distribution to such Owner is exempt
from such registration.
The Depositary shall not be
responsible for any failure to determine
that it may be lawful or feasible to make
such rights available to Owners in
general or any Owner in particular.
15.	RECORD DATES.
Whenever any cash dividend or
other cash distribution shall become
payable or any distribution other than
cash shall be made, or whenever rights
shall be issued with respect to the
Deposited Securities, or whenever for
any reason the Depositary causes a
change in the number of Shares that are
represented by each American
Depositary Share, or whenever the
Depositary shall receive notice of any
meeting of holders of Shares or other
Deposited Securities, the Depositary
shall fix a record date (a) for the
determination of the Owners of Receipts
who shall be (i) entitled to receive such
dividend, distribution or rights or the net
proceeds of the sale thereof or (ii)
entitled to give instructions for the
exercise of voting rights at any such
meeting, or (b) on or after which each
American Depositary Share will
represent the changed number of Shares,
subject to the provisions of the Deposit
Agreement.
16.	VOTING OF DEPOSITED
SECURITIES.
Upon receipt of notice of any
meeting of holders of Shares or other
Deposited Securities, if requested in
writing by the Company, the Depositary
shall, as soon as practicable thereafter,
mail to the Owners of Receipts a notice,
the form of which notice shall be in the
sole discretion of the Depositary, which
shall contain (a) such information as is
contained in such notice of meeting, (b) a
statement that the Owners of Receipts as
of the close of business on a specified
record date will be entitled, subject to
any applicable provision of English law
and of the Articles of Association of the
Company, to instruct the Depositary as
to the exercise of the voting rights, if
any, pertaining to the amount of Shares
or other Deposited Securities represented
by their respective American Depositary
Shares and (c) a statement as to the
manner in which such instructions may
be given.  Upon the written request of an
Owner of a Receipt on such record date,
received on or before the date established
by the Depositary for such purpose, the
Depositary shall endeavor in so far as
practicable to vote or cause to be voted
the amount of Shares or other Deposited
Securities represented by such American
Depositary Shares evidenced by such
Receipt in accordance with the
instructions set forth in such request.
The Depositary shall not vote or attempt
to exercise the right to vote that attaches
to the Shares or other Deposited
Securities, other than in accordance with
such instructions.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
In circumstances where the
provisions of Section 4.3 of the Deposit
Agreement do not apply, upon any
change in nominal value, change in par
value, split-up, consolidation, or any
other reclassification of Deposited
Securities, or upon any recapitalization,
reorganization, merger or consolidation,
or sale of assets affecting the Company
or to which it is a party, any securities
which shall be received by the
Depositary or a Custodian in exchange
for or in conversion of or in respect of
Deposited Securities shall be treated as
new Deposited Securities under the
Deposit Agreement, and American
Depositary Shares shall thenceforth
represent the new Deposited Securities
so received in exchange or conversion,
unless additional Receipts are delivered
pursuant to the following sentence.  In
any such case the Depositary may, and
shall if the Company shall so request,
execute and deliver additional Receipts
as in the case of a dividend in Shares, or
call for the surrender of outstanding
Receipts to be exchanged for new
Receipts specifically describing such
new Deposited Securities.
18.	LIABILITY OF THE
COMPANY AND DEPOSITARY.
Neither the Depositary nor the
Company shall incur any liability to any
Owner or holder of any Receipt, if by
reason of any provision of any present or
future law of the United States or any
other country, or of any other
governmental or regulatory authority, or
by reason of any provision, present or
future, of the Articles of Association of
the Company, or by reason of any act of
God or war or other circumstances
beyond its control, the Depositary or the
Company shall be prevented or
forbidden from or be subject to any civil
or criminal penalty on account of doing
or performing any act or thing which by
the terms of the Deposit Agreement it is
provided shall be done or performed; nor
shall the Depositary or the Company
incur any liability to any Owner or
holder of a Receipt by reason of any
non-performance or delay, caused as
aforesaid, in the performance of any act
or thing which by the terms of the
Deposit Agreement it is provided shall or
may be done or performed, or by reason
of any exercise of, or failure to exercise,
any discretion provided for in the
Deposit Agreement.  Where, by the
terms of a distribution pursuant to
Sections 4.1, 4.2, or 4.3 of the Deposit
Agreement, or an offering or distribution
pursuant to Section 4.4 of the Deposit
Agreement, such distribution or offering
may not be made available to Owners of
Receipts, and the Depositary may not
dispose of such distribution or offering
on behalf of such Owners and make the
net proceeds available to such Owners,
then the Depositary shall not make such
distribution or offering, and shall allow
any rights, if applicable, to lapse.
Neither the Company nor the Depositary
assumes any obligation or shall be
subject to any liability under the Deposit
Agreement to Owners or holders of
Receipts, except that they agree to
perform their obligations specifically set
forth in the Deposit Agreement without
negligence or bad faith.  The Depositary
shall not be subject to any liability with
respect to the validity or worth of the
Deposited Securities.  Neither the
Depositary nor the Company shall be
under any obligation to appear in,
prosecute or defend any action, suit, or
other proceeding in respect of any
Deposited Securities or in respect of the
Receipts, which in its opinion may
involve it in expense or liability, unless
indemnity satisfactory to it against all
expense and liability shall be furnished
as often as may be required, and the
Custodian shall not be under any
obligation whatsoever with respect to
such proceedings, the responsibility of
the Custodian being solely to the
Depositary.  Neither the Depositary nor
the Company shall be liable for any
action or non-action by it in reliance
upon the advice of or information from
legal counsel, accountants, any person
presenting Shares for deposit, any Owner
or holder of a Receipt, or any other
person believed by it in good faith to be
competent to give such advice or
information.  The Depositary shall not be
responsible for any failure to carry out
any instructions to vote any of the
Deposited Securities, or for the manner
in which any such vote is cast or the
effect of any such vote, provided that any
such action or non-action is in good
faith.  The Depositary shall not be liable
for any acts or omissions made by a
successor depositary whether in
connection with a previous act or
omission of the Depositary or in
connection with a matter arising wholly
after the removal or resignation of the
Depositary, provided that in connection
with the issue out of which such
potential liability arises the Depositary
performed its obligations without
negligence or bad faith while it acted as
Depositary.  The Company agrees to
indemnify the Depositary, its directors,
employees, agents and affiliates and any
Custodian against, and hold each of them
harmless from, any liability or expense
(including, but not limited to, the
reasonable fees and expenses of counsel)
which may arise out of acts performed or
omitted, in accordance with the
provisions of the Deposit Agreement and
of the Receipts, as the same may be
amended, modified, or supplemented
from time to time, (i) by either the
Depositary or a Custodian or their
respective directors, employees, agents
and affiliates, except for any liability or
expense arising out of the negligence or
bad faith of either of them, or (ii) by the
Company or any of its directors,
employees, agents and affiliates.  Any
person seeking indemnification under the
Deposit Agreement (an "Indemnified
Party") shall notify the person from
whom it is seeking indemnification (the
"Indemnifying Party") of a
commencement of any indemnifiable
action or claim promptly after such
Indemnified Party becomes aware of
such commencement (provided that the
failure to make such notification shall
not affect such Indemnified Party's rights
under Section 5.8 of the Deposit
Agreement) and shall consult in good
faith with the Indemnifying Party as to
the conduct of the defense of such action
or claim, which call be reasonable in the
circumstances.  No Indemnified Party
shall compromise or settle any action or
claim without the written consent of the
Indemnifying Party, which consent shall
not be unreasonably withheld, and the
Indemnifying Party shall not be liable for
any amount of indemnity pursuant to
Section 5.8 of the Deposit Agreement in
the event that any action or claim is
compromised or settled without its
written consent.
No disclaimer of liability under
the Securities Act of 1933 is intended by
any provision of the Deposit Agreement.
19.	RESIGNATION AND
REMOVAL OF THE DEPOSITARY.
The Depositary may at any time
resign as Depositary under the Deposit
Agreement by written notice of its
election so to do delivered to the
Company, such resignation to take effect
upon the appointment of a successor
depositary and its acceptance of such
appointment as provided in the Deposit
Agreement.  The Depositary may at any
time be removed by the Company by
written notice of such removal, effective
upon the appointment of a successor
depositary and its acceptance of such
appointment as provided in the Deposit
Agreement.  Whenever the Depositary in
its discretion determines that it is in the
best interest of the Owners of Receipts to
do so, it may appoint a substitute or
additional custodian or custodians.
20.	AMENDMENT.
The form of the Receipts and any
provisions of the Deposit Agreement
may at any time and from time to time be
amended by agreement between the
Company and the Depositary in any
respect which they may deem necessary
or desirable.  Any amendment which
shall impose or increase any fees or
charges (other than taxes and other
governmental charges, registration fees,
cable, telex or facsimile transmission
costs, delivery costs or other such
expenses), or which shall otherwise
prejudice any substantial existing right of
Owners of Receipts, shall, however, not
become effective as to outstanding
Receipts until the expiration of thirty
days after notice of such amendment
shall have been given to the Owners of
outstanding Receipts.  Every Owner of a
Receipt at the time any amendment so
becomes effective shall be deemed, by
continuing to hold such Receipt, to
consent and agree to such amendment
and to be bound by the Deposit
Agreement as amended thereby.  In no
event shall any amendment impair the
right of the Owner of any Receipt to
surrender such Receipt and receive
therefore the Deposited Securities
represented thereby except in order to
comply with mandatory provisions of
applicable law.
21.	TERMINATION OF
DEPOSIT AGREEMENT.
The Depositary shall at any time
at the direction of the Company
terminate the Deposit Agreement by
mailing notice of such termination to the
Owners of all Receipts then outstanding
at least 90 days prior to the date fixed in
such notice for such termination.  The
Depositary may likewise terminate the
Deposit Agreement by mailing notice of
such termination to the Company and the
Owners of all Receipts then outstanding
if at any time 90 days shall have expired
after the Depositary shall have delivered
to the Company a written notice of its
election to resign and a successor
depositary shall not have been appointed
and accepted its appointment as provided
in the Deposit Agreement.  On and after
the date of termination, the Owner of a
Receipt, will upon (a) surrender of such
Receipt at the Corporate Trust Office of
the Depositary, (b) payment of the fee of
the Depositary for the surrender of
Receipts referred to in Section 2.5 of the
Deposit Agreement, and (c) payment of
any applicable taxes or governmental
charges, will be entitled to delivery, to
him or upon his order, of the amount of
Deposited Securities represented by the
American Depositary Shares evidenced
by such Receipt.  If any Receipts shall
remain outstanding after the date of
termination, the Depositary thereafter
shall discontinue the registration of
transfers of Receipts, shall suspend the
distribution of dividends to the Owners
thereof, and shall not give any further
notices or perform any further acts under
the Deposit Agreement, except that the
Depositary shall continue to collect
dividends and other distributions
pertaining to Deposited Securities, shall
sell rights as provided in the Deposit
Agreement, and shall continue to deliver
Deposited Securities, together with any
dividends or other distributions received
with respect thereto and the net proceeds
of the sale of any rights or other
property, in exchange for Receipts
surrendered to the Depositary (after
deducting, in each case, the fee of the
Depositary for the surrender of a
Receipt, any expenses for the account of
the Owner of such Receipt in accordance
with the terms and conditions of the
Deposit Agreement, and any applicable
taxes or governmental charges).  At any
time after the expiration of one year from
the date of termination, the Depositary
may sell the Deposited Securities then
held under the Deposit Agreement and
may thereafter hold uninvested the net
proceeds of any such sale, together with
any other cash then held by it thereunder,
unsegregated and without liability for
interest, for the pro rata benefit of the
Owners of Receipts which have not
theretofore been surrendered, such
Owners thereupon becoming general
creditors of the Depositary with respect
to such net proceeds.  After making such
sale, the Depositary shall be discharged
from all obligations under the Deposit
Agreement, except to account for such
net proceeds and other cash (after
deducting, in each case, the fee of the
Depositary for the surrender of a
Receipt, any expenses for the account of
the Owner of such Receipt in accordance
with the terms and conditions of the
Deposit Agreement, and any applicable
taxes or governmental charges).  Upon
the termination of the Deposit
Agreement, the Company shall be
discharged from all obligations under the
Deposit Agreement except for its
obligations to the Depositary with
respect to indemnification, charges, and
expenses.
22.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
Notwithstanding anything in the
Deposit Agreement or this Receipt to the contrary, the Company and the
Depositary each agrees that it will not
exercise any rights it has under the
Deposit Agreement to prevent the
withdrawal or delivery of Deposited
Securities in a manner which would
violate the U.S. securities laws,
including, but not limited to, Section
I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.


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